Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Third Quarter 2021 Financial Results

AUSTIN, Texas (November 3, 2021)—Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for banking and lending, today announced results for its third quarter ending September 30, 2021.

GAAP Results for the Third Quarter 2021

•Revenue for the third quarter of $126.7 million, up 22 percent year-over-year and up 3 percent from the second quarter of 2021.

•GAAP gross margin for the third quarter of 45.0 percent, up from 44.7 percent for the prior-year quarter and 44.8 percent for the second quarter of 2021.

•GAAP net loss for the third quarter of $31.6 million, compared to GAAP net losses of $26.7 million for the prior-year quarter and $30.1 million for the second quarter of 2021.

Non- GAAP Results for the Third Quarter 2021

•Non-GAAP revenue for the third quarter of $127.3 million, up 22 percent year-over-year and up 3 percent from the second quarter of 2021.

•Non-GAAP gross margin for the third quarter of 51.9 percent, down from 52.5 percent for the prior-year quarter and flat versus 51.9 percent for the second quarter of 2021.

•Adjusted EBITDA for the third quarter of $7.3 million, down from $8.1 million for the prior-year quarter and $9.9 million for the second quarter of 2021.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

"In the third quarter, we experienced strong sales performance consistent with our previous belief that the buying environment would steadily improve in the back half of 2021," said Matt Flake, Q2 CEO. "We saw substantial growth in net new bookings in addition to continued strength in expansion activity. The variety of deals we signed in the quarter across our portfolio demonstrates that our vision and strategy are resonating with the market. Looking ahead, I believe our deal activity, pipeline, and the strength of our product portfolio position us for continued success for the remainder of the year and into 2022."

Third Quarter Highlights

•Signed a Tier 1, Top 10 credit union to a digital banking contract for our commercial banking, risk management and business account opening solutions.

•Signed a Tier 1 bank to a contract for our full digital banking suite, including retail, small business and commercial banking solutions.

•Signed a Tier 1 bank, an existing client, to a digital banking contract for our retail digital banking and account onboarding solutions.

•Signed a Tier 2 bank to a large digital transformation contract for a broad set of solutions led by retail digital banking and loan origination.

•Signed a large loan pricing contract extension to expand existing functionality with an existing global enterprise bank customer.

•Supported a new program launch with one of the largest fintechs in the United States, utilizing our BaaS platform.

•Exited the third quarter with approximately 19.2 million registered users on the Q2 Platform, representing 12 percent year-over-year growth and 2 percent sequential growth.

"We delivered third quarter financial results that exceeded the high end of our revenue and adjusted EBITDA guidance," said David Mehok, Q2 CFO. "The performance in the quarter was driven by our continued ability to efficiently deliver solutions to our customers in a timely manner, as well as solid organic growth contribution from existing customers. Based on our strong performance in the third quarter and visibility into the fourth quarter, we are raising our guidance for both revenue and adjusted EBITDA for the remainder of the year."

Financial outlook

As of November 3, 2021, Q2 Holdings is providing guidance for its fourth quarter of 2021 and revised guidance for its full-year 2021. The financial information below represents forward-looking, non-GAAP financial information, including estimates of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes, unoccupied lease charges, partnership termination charges, loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its fourth quarter of 2021 as follows:

•Total non-GAAP revenue of $131.3 million to $132.8 million, which would represent year-over-year growth of 20 to 21 percent.

•Adjusted EBITDA of $7.3 million to $7.9 million.

Q2 Holdings is providing updated guidance for the full-year 2021 as follows:

•Total non-GAAP revenue of $499.8 million to $501.3 million, which would represent year-over-year growth of 23 percent.

•Adjusted EBITDA of $34.4 million to $35.0 million, representing 7 percent of non-GAAP revenue for the year.

Conference Call Details

Date:	Thursday, November 4, 2021
Time:	8:30 a.m. EDT
Hosts:	Matt Flake, CEO / David Mehok, CFO / Jonathan Price, EVP, Emerging Businesses, Corporate & Business Development
Conference ID:	6574867
Registration:	http://www.directeventreg.com/registration/event/6574867

Please join the conference call at least 10 minutes early to ensure the line is connected. A live webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/.

An archived replay of the webcast will be available on this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.

Q2 is a financial experience company dedicated to providing digital banking and lending solutions to banks, credit unions, alternative finance, and fintech companies in the U.S. and internationally. With comprehensive end-to-end solution sets, Q2 enables its partners to provide cohesive, secure, data-driven experiences to every account holder – from consumer to small business and corporate. Headquartered in Austin, Texas, Q2 has offices throughout the world and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); non-GAAP net income; non-GAAP net income per share; and non-GAAP diluted weighted-average number of common shares outstanding. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, unoccupied lease charges, partnership termination charges, loss on extinguishment of debt, and the impact to deferred revenue from purchase accounting. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation amortization of acquired technology, acquisition-related costs and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP Operating Expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition-related costs, amortization of acquired technology, amortization of acquired intangibles, unoccupied lease charges, partnership termination charges, and the impact to deferred revenue from purchase accounting, and with respect to non-GAAP net income, amortization of debt discount and issuance costs and loss on extinguishment of debt. In the case of non-GAAP diluted weighted-average number of common shares outstanding, Q2 adjusts GAAP diluted weighted-average number of common shares outstanding by the weighted-average effect of potentially dilutive shares which include (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense and (ii) convertible senior notes outstanding and related warrants including the anti-dilutive impact of the Company’s note hedge and capped call agreements on convertible senior notes outstanding.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2's management uses these non-GAAP measures as measures of operating performance; to prepare Q2's annual operating budget; to allocate resources to enhance the financial performance of Q2's business; to evaluate the effectiveness of Q2's business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2's results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2's financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about:
sales performance; improvement in the buying environment; strength in expansion activity; market acceptance of our vision and strategy; the ability of our deal activity, pipeline, and the strength of our product portfolio to position us for continued success for the remainder of the year and into 2022; and, Q2's quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2's historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include the adverse impacts of the COVID-19 pandemic on Q2's business operations and performance and on global economic and financial markets, including on Q2's customers, partners and suppliers and employees and business, as well as risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers, new markets with Alt-FIs and fintechs and new products and services; (b) the risk that COVID-19, government actions or other factors continue to negatively impact or disrupt the markets for Q2's solutions and that the markets for Q2's solutions do not return to normal or grow as anticipated, in particular with respect to Tier 1 customers and Alt-FI and fintech customers; (c) the risk that Q2's increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2's business and sales results; (d) the risk that changes in Q2's market, business or sales organization negatively impact its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2's solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of Q2's solutions and the impact that the timing of bookings may have on Q2's revenue and financial performance in a period or any future period, including that any declines in bookings growth may not impact Q2's revenue and financial performance until future periods; (f) the risk that errors, interruptions or delays in Q2's products or services or Web hosting negatively impacts Q2's business and sales; (g) risks associated with cyberattacks, data breaches and breaches of security measures within Q2's products, systems and infrastructure or the products, systems and infrastructure of third parties upon which Q2 relies and the resultant costs and liabilities and harm to Q2's business and reputation and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets and credit markets may have on Q2's customers and Q2's business sales cycles, prospects and customers’ spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2's customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2's business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2's implementations of its solutions or the general risks associated with the complexity of Q2's customer arrangements; (o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) the risks associated with anticipated higher operating expenses in 2021 and beyond; (q) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (r) the risks associated with further consolidation in the financial services industry; (s) risks associated with selling Q2 solutions internationally; and (t) the risk that Q2 debt repayment obligations may adversely affect its financial condition and cash flows from operations in the future and that Q2 may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:	INVESTOR CONTACT:
Jean Kondo	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-510-823-4728	O: +1-512-682-4463
jean.kondo@Q2.com	josh.yankovich@Q2.com

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$294,771	$407,703
Restricted cash	2,972	3,482
Investments	99,805	131,352
Accounts receivable, net	53,499	36,430
Contract assets, current portion, net	1,263	1,088
Prepaid expenses and other current assets	21,059	8,861
Deferred solution and other costs, current portion	23,377	19,042
Deferred implementation costs, current portion	7,335	8,258
Total current assets	504,081	616,216
Property and equipment, net	66,919	49,558
Right of use assets	54,012	34,709
Deferred solution and other costs, net of current portion	28,596	32,782
Deferred implementation costs, net of current portion	18,424	15,184
Intangible assets, net	170,960	184,859
Goodwill	512,869	462,274
Contract assets, net of current portion and allowance	21,704	18,694
Other long-term assets	2,082	2,426
Total assets	$1,379,647	$1,416,702

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$55,161	$57,047
Deferred revenues, current portion	100,119	81,935
Lease liabilities, current portion	8,658	6,844
Total current liabilities	163,938	145,826
Convertible notes, net of current portion	544,703	557,468
Deferred revenues, net of current portion	20,552	29,203
Lease liabilities, net of current portion	63,700	36,739
Other long-term liabilities	5,025	4,102
Total liabilities	797,918	773,338

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,050,182	1,024,577
Accumulated other comprehensive income (loss)	93	(32)
Accumulated deficit	(468,552)	(381,187)
Total stockholders' equity	581,729	643,364
Total liabilities and stockholders' equity	$1,379,647	$1,416,702

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues (1)	$126,736	$103,804	$366,829	$293,765
Cost of revenues (2) (3)	69,726	57,366	201,278	163,676
Gross profit	57,010	46,438	165,551	130,089

Operating expenses:
Sales and marketing (2)	22,664	18,403	63,067	54,597
Research and development (2)	30,763	23,568	86,987	72,168
General and administrative (2)	20,352	17,563	57,890	53,876
Acquisition related costs (4)	476	818	2,514	(22)
Amortization of acquired intangibles	4,483	4,465	13,465	13,447
Partnership termination charges	—	—	—	13,244
Unoccupied lease charges (5)	1,244	1,468	2,056	2,136
Total operating expenses	79,982	66,285	225,979	209,446
Loss from operations	(22,972)	(19,847)	(60,428)	(79,357)
Other income (expense), net	(8,015)	(6,757)	(26,028)	(19,821)
Loss before income taxes	(30,987)	(26,604)	(86,456)	(99,178)
Provision for income taxes	(596)	(116)	(909)	(621)
Net loss	$(31,583)	$(26,720)	$(87,365)	$(99,799)
Other comprehensive loss:
Unrealized loss on available-for-sale investments	(8)	(52)	(3)	(66)
Foreign currency translation adjustment	163	66	128	14
Comprehensive loss	$(31,428)	$(26,706)	$(87,240)	$(99,851)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.56)	$(0.50)	$(1.55)	$(1.95)
Weighted average common shares outstanding, basic and diluted	56,559	53,574	56,242	51,141

(1)    Includes deferred revenue reduction from purchase accounting of $0.6 million and $1.0 million for the three months ended September 30, 2021 and 2020, respectively, and $1.7 million and $3.7 million for the nine months ended September 30, 2021 and 2020, respectively.

(2)    Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenues	$2,728	$2,110	$8,026	$7,422
Sales and marketing	2,885	2,209	8,352	6,353
Research and development	3,388	2,901	10,039	9,780
General and administrative	5,068	4,376	14,374	13,360
Total stock-based compensation expense	$14,069	$11,596	$40,791	$36,915

(3)    Includes amortization of acquired technology of $5.6 million and $5.3 million for the three months ended September 30, 2021 and 2020, respectively, and $16.4 million and $16.2 million for the nine months ended September 30, 2021 and 2020, respectively.

(4) The nine months ended September 30, 2020 includes a $2.9 million reduction to estimated contingent consideration as a result of the actual contingent consideration calculated as of the final measurement date of March 31, 2020.

(5) Unoccupied lease charges include costs related to the early vacating of various facilities, partially offset by anticipated sublease income from these facilities. For the three and nine months ended September 30, 2021, the charges related to an updated assessment and vacating of facilities in Georgia, Texas, North Carolina and Nebraska, and for the three and nine months ended September 30, 2020, the charges related to the vacating of facilities in California, North Carolina, and Texas.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(87,365)	$(99,799)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	17,394	13,947
Depreciation and amortization	40,580	38,975
Amortization of debt issuance costs	1,550	1,427
Amortization of debt discount	19,398	15,381
Amortization of premiums on investments	751	114
Stock-based compensation expense	41,796	38,076
Deferred income taxes	52	313
Loss on extinguishment of debt	1,513	—
Other non-cash charges	2,517	2,522
Changes in operating assets and liabilities	(46,572)	(32,935)
Net cash used in operating activities	(8,386)	(21,979)
Cash flows from investing activities:
Net maturities of investments	30,793	1,252
Purchases of property and equipment	(16,059)	(16,538)
Business combinations, net of cash acquired	(64,652)	—
Capitalization of software development costs	(3,908)	(653)
Net cash used in investing activities	(53,826)	(15,939)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	—	311,321
Payments for repurchases of convertible notes	(63,692)	—
Proceeds from bond hedge related to convertible notes	26,295	—
Payments for warrants related to convertible notes	(19,655)	—
Proceeds from exercise of stock options to purchase common stock	5,822	8,568
Payment of contingent consideration	—	(16,862)
Net cash provided by (used in) financing activities	(51,230)	303,027
Net increase (decrease) in cash, cash equivalents, and restricted cash	(113,442)	265,109
Cash, cash equivalents, and restricted cash, beginning of period	411,185	103,562
Cash, cash equivalents, and restricted cash, end of period	$297,743	$368,671

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP revenue	$126,736	$103,804	$366,829	$293,765
Deferred revenue reduction from purchase accounting	554	957	1,677	3,720
Non-GAAP revenue	$127,290	$104,761	$368,506	$297,485

GAAP gross profit	$57,010	$46,438	$165,551	$130,089
Stock-based compensation	2,728	2,110	8,026	7,422
Amortization of acquired technology	5,604	5,255	16,365	16,184
Acquisition related costs	105	244	327	735
Deferred revenue reduction from purchase accounting	554	957	1,677	3,720
Non-GAAP gross profit	$66,001	$55,004	$191,946	$158,150

Non-GAAP gross margin:
Non-GAAP gross profit	$66,001	$55,004	$191,946	$158,150
Non-GAAP revenue	127,290	104,761	368,506	297,485
Non-GAAP gross margin	51.9%	52.5%	52.1%	53.2%

GAAP sales and marketing expense	$22,664	$18,403	$63,067	$54,597
Stock-based compensation	(2,885)	(2,209)	(8,352)	(6,353)
Non-GAAP sales and marketing expense	$19,779	$16,194	$54,715	$48,244

GAAP research and development expense	$30,763	$23,568	$86,987	$72,168
Stock-based compensation	(3,388)	(2,901)	(10,039)	(9,780)
Non-GAAP research and development expense	$27,375	$20,667	$76,948	$62,388

GAAP general and administrative expense	$20,352	$17,563	$57,890	$53,876
Stock-based compensation	(5,068)	(4,376)	(14,374)	(13,360)
Non-GAAP general and administrative expense	$15,284	$13,187	$43,516	$40,516

GAAP operating loss	$(22,972)	$(19,847)	$(60,428)	$(79,357)
Deferred revenue reduction from purchase accounting	554	957	1,677	3,720
Partnership termination charges	—	—	—	13,244
Stock-based compensation	14,069	11,596	40,791	36,915
Acquisition related costs	581	1,062	2,841	714
Amortization of acquired technology	5,604	5,255	16,365	16,184
Amortization of acquired intangibles	4,483	4,465	13,465	13,447
Unoccupied lease charges	1,244	1,468	2,056	2,136
Non-GAAP operating income	$3,563	$4,956	$16,767	$7,003

GAAP net loss	$(31,583)	$(26,720)	$(87,365)	$(99,799)
Deferred revenue reduction from purchase accounting	554	957	1,677	3,720
Partnership termination charges	—	—	—	13,244
Loss on extinguishment of debt	—	—	1,513	—
Stock-based compensation	14,069	11,596	40,791	36,915
Acquisition related costs	581	1,062	2,841	714
Amortization of acquired technology	5,604	5,255	16,365	16,184
Amortization of acquired intangibles	4,483	4,465	13,465	13,447
Unoccupied lease charges	1,244	1,468	2,056	2,136
Amortization of debt discount and issuance costs	6,849	5,686	20,948	16,808
Non-GAAP net income	$1,801	$3,769	$12,291	$3,369

Reconciliation from diluted weighted-average number of common shares as reported to Non-GAAP diluted weighted-average number of common shares
Diluted weighted-average number of common shares, as reported	56,559	53,574	56,242	51,141
Non-GAAP weighted-average effect of potentially dilutive shares	802	2,013	1,148	1,990
Non-GAAP diluted weighted-average number of common shares	57,361	55,587	57,390	53,131

Calculation of non-GAAP income per share:
Non-GAAP net income	$1,801	$3,769	$12,291	$3,369
Non-GAAP diluted weighted-average number of common shares	57,361	55,587	57,390	53,131
Non-GAAP net income per share	$0.03	$0.07	$0.21	$0.06

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(31,583)	$(26,720)	$(87,365)	$(99,799)
Depreciation and amortization	14,082	12,929	40,580	38,975
Stock-based compensation	14,069	11,596	40,791	36,915
Provision for income taxes	596	116	909	621
Interest (income) expense, net	7,761	6,727	24,056	19,586
Acquisition related costs	581	1,062	2,841	714
Unoccupied lease charges	1,244	1,468	2,056	2,136
Loss on extinguishment of debt	—	—	1,513	—
Deferred revenue reduction from purchase accounting	554	957	1,677	3,720
Partnership termination charges	—	—	—	13,244
Adjusted EBITDA	$7,304	$8,135	$27,058	$16,112

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Guidance
(in thousands)

	Q4 2021 Guidance		Full Year 2021 Guidance
	Low	High	Low	High

GAAP Revenue	$130,852	$132,352	$497,675	$499,175
Deferred revenue reduction from purchase accounting	448	448	2,125	2,125
Non-GAAP revenue	$131,300	$132,800	$499,800	$501,300